Exhibit 5.2

Ortoli | Rosenstadt LLP	366 Madison Avenue 3rd Floor New York, NY 10017 Tel: (212) 588-0022 Fax: (212) 826-9307

May 19, 2026

Mint Incorporation Limited

17/F, Wing Kwok Centre

No.182 Woosung Street

Jordan, Kowloon, Hong Kong

Ladies and Gentlemen:

We are acting as United States counsel to Mint Incorporation Limited, a company incorporated in the British Virgin Islands (the “Company”), in connection with the registration statement on Form F-3 (the “Registration Statement”), including all amendments and supplements thereto, and accompanying prospectus filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offering by the Company of up to an aggregate of $100,000,000 of securities which may include (i) Class A ordinary shares with no par value of the Company (“Class A Ordinary Shares”), (ii) share purchase contracts (“Share Purchase Contracts”), (iii) units consisting of a share purchase contract and other securities registered under the Registration Statement (“Share Purchase Units”), (iv) warrants to purchase Class A Ordinary Shares (“Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the issuance of the Warrants, in forms to be filed and incorporated by reference as exhibits to the Registration Statement (the “Warrant Agreement”), (v) debt securities (“Debt Securities”), which will be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, (vi) rights to purchase Class A Ordinary Shares (“Rights”), which may be issued under one or more rights agreements, to be dated on or about the date of the issuance of the Rights, in the forms to be incorporated by reference as exhibits to the Registration Statement (the “Rights Agreement”), and (vii) units, which may consist of any combination of one or more of the Class A Ordinary Shares, Debt Securities and Warrants in one or more series (the “Units”), which may be issued under one or more unit agreements, to be dated on or about the date of the issuance of the Units, in the forms to be incorporated by reference as exhibits to the Registration Statement (the “Unit Agreement”). The Share Purchase Contracts, the Share Purchase Units, the Warrants, the Debt Securities, the Rights, and the Units, including those that may be registered pursuant to any registration statement that the Company may hereafter file with the SEC pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement, (ii) the prospectus of the Company (the “Prospectus”) included in the Registration Statement, (iii) the form of senior indenture to be entered into by the Company (the “Senior Indenture”, which is filed as Exhibit 4.1 to the Registration Statement), (iv) the form of subordinated indenture to be entered into by the Company (the “Subordinated Indenture”, which is filed as Exhibit 4.2 to the Registration Statement, and together with the Senior Indenture, the “Indentures”), (v) the opinion of Ogier dated May 19, 2026, which is filed as Exhibit 5.1 to the Registration Statement (the “Ogier Opinion”), (vi) each document incorporated or deemed to be incorporated by reference into the Registration Statement and (vii) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon the representations and warranties of the Company set forth in the Operative Agreements (as defined below), statements or certificates of public officials, directors and officers of the Company and others, in each case without independent verification thereof.

We have also assumed, without independent investigation, that (i) each of the Warrant Agreements, the Indentures, the Share Purchase Contracts, the Rights Agreements, the Unit Agreements, and any other agreement entered into, or officer’s certificates or board resolutions delivered, in connection with the issuance of Securities will be duly authorized, executed and delivered, as applicable, by the parties thereto, in substantially the form filed as an exhibit to, or otherwise incorporated by reference into, the Registration Statement, and, in the case of the Indentures, will be duly qualified under the Trust Indenture Act of 1939, as amended (such agreements and documents, together with the Indentures, are referred to collectively as the “Operative Agreements”), (iii) each Operative Agreement, when so authorized, executed and delivered, will constitute a legal, valid and binding obligation of the parties thereto (other than the Company), (iv) each Operative Agreement will be governed by the laws of the State of New York, (v) in the case of Rights consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the legal, valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, (vi) the Company is validly existing and in good standing under the laws of its jurisdiction of incorporation, (vii) the Company has all corporate power and authority to execute and deliver, and perform its obligations under, the Operative Agreements, the Warrants, the Rights and the Debt Securities, (viii) the execution, delivery and performance of the Operative Agreements, the Warrants, the Rights, the Units and the Debt Securities by the Company do not violate any organizational documents of the Company or the laws of its jurisdiction of incorporation and (ix) the execution, delivery and performance of the Operative Agreements, the Warrants, the Rights and the Debt Securities and issuance of the Warrants, the Rights and the Debt Securities do not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject or violate applicable law or contravene any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

With respect to the Share Purchase Units, the Warrants, the Debt Securities, the Rights and the Units of a particular series or issuance, we have further assumed that (i) the issuance, sale, number or amount, as the case may be, and terms of such Securities will be duly authorized by all necessary corporate action of the Company and established in accordance with the organizational documents of the Company, the laws of the State of New York, the laws of the Company’s jurisdiction of incorporation and any applicable Operative Agreement, (ii) such Securities will be issued and sold, or entered into, as applicable, in the manner contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement, and against payment of the agreed-upon consideration therefor, and (iii) any securities issuable upon the exercise, exchange, conversion or settlement of any such Securities, including any Securities comprising a Unit, will have been duly authorized, reserved for issuance, issued and delivered in accordance with the terms of the applicable Operative Agreement and the applicable corporate authorization of the Company.

Ortoli | Rosenstadt LLP

Mint Incorporation Limited	May 19, 2026

Subject to the foregoing and the qualifications set forth in the Registration Statement, we are of the opinion that:

1. The Share Purchase Contracts, when the Share Purchase Contracts have been specifically authorized for issuance by all requisite corporate power and have been duly executed and delivered by the Company as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. The Share Purchase Units, when (i) the Share Purchase Units and the underlying Securities therein have been specifically authorized for issuance by all requisite corporate power, (ii) the applicable Share Purchase Contracts relating to the Share Purchase Units have been duly authorized, executed and delivered by the Company, (iii) the Share Purchase Units have been duly executed by the Company and countersigned in accordance with the applicable Share Purchase Contract and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable Share Purchase Contract against payment therefor, and (iv) the Company has received the consideration provided for in the Share Purchase Contract, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. The Warrants, when (i) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the warrant agent, (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and (iii) the Warrants have been duly executed and delivered by the Company pursuant to the applicable Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold in accordance with the applicable Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement in accordance with their terms, will constitute valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights.

4. The Debt Securities, when (i) the Debt Securities have been specifically authorized for issuance by all requisite corporate power, (ii) the applicable Indentures relating to the Debt Securities have been duly authorized, executed and delivered by the Company, (iii) the Debt Securities have been duly executed by the Company and countersigned in accordance with the applicable Indentures and Authorizing Resolutions and issued and delivered as contemplated by the Registration Statement, the Prospectus and the applicable prospectus supplement in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) the Company has received the consideration provided for in the applicable underwriting agreement or other purchase agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. The Rights, when (i) the applicable Rights Agreement has been duly authorized, executed and delivered by the Company and the rights agent, (ii) the terms of the Rights and of their issuance and sale have been duly established as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Rights have been duly executed and delivered by the Company pursuant to the applicable Rights Agreement, and (iv) the Company has received the consideration provided for in the applicable Rights Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. The Units, when (i) the applicable Unit Agreement has been duly authorized, executed and delivered by the Company and the unit agent, (ii) the terms of the Units and of their issuance and sale have been duly established as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the Units, including as to any Securities that are components of such Units, have been duly executed and delivered by the Company pursuant to the applicable Unit Agreement, and (iv) the Company has received the consideration provided for in the applicable Unit Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

The foregoing opinion is subject, in each case, to the following qualifications: (a) applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors’ rights from time to time in effect, and (b) general principles of equity, regardless of whether considered in a proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles.

Our opinion is limited to the application of the laws of the State of New York only, and we express no opinion with respect to the applicability of U.S. federal laws, the laws of other countries, the laws of any state of the United States, or any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. Our opinion represents only our interpretation of the law and has no binding, legal effect on, without limitation, any court. It is possible that contrary positions may be asserted and that one or more courts may sustain such contrary positions. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise this opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect, or incomplete.

This letter is furnished to you for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Ortoli Rosenstadt LLP

Ortoli Rosenstadt LLP

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